Boston Therapeutics Wins FDA Approval to File an Abbreviated New Drug Application for PAZAMET(TM) to Treat Diabetes

MANCHESTER, NH -- (Marketwire - October 04, 2012) - Boston Therapeutics, Inc. (OTCQB: BTHE) ("Boston Therapeutics" or "the Company"), a developer of complex carbohydrate therapeutics to treat diabetes and inflammatory diseases, today announced that the Food and Drug Administration ("FDA") has approved the Company's petition to file an Abbreviated New Drug Application ("ANDA") for a new, chewable tablet formulation of the diabetes drug metformin hydrochloride. The Company plans to market the new formulation under the name PAZAMET™.

In addition, the FDA has ruled that no further clinical investigation is necessary to demonstrate the safety and effectiveness of this proposed product. The Reference Listed Drug at the FDA is Bristol-Myers Squibb's product, Glucophage® (metformin hydrochloride) Tablets.

As an added component of the new formulation, scientists at Boston Therapeutics have optimized the chemistry of complex carbohydrates known as mannans.

"Metformin acts by increasing the sensitivity of liver, muscle, and fat tissue to the effects of insulin, thereby lowering the level of glucose in the blood," said David Platt, Ph.D., Chief Executive Officer of Boston Therapeutics. "The drug is indicated for the treatment of Type 2 diabetes. This filing will mark an important milestone in the Company's diabetes program. Of the options available today in oral therapy for Type 2 diabetes, metformin is currently the standard of care, and our new delivery format may expand usage."

Although this proposed product is subject to the Pediatric Research Equity Act (PREA) of 2007, which would require an assessment of safety and effectiveness before the new formulation could be used in the pediatric population, the FDA has ruled that, in this case, no such assessment will be required because the proposed product is "PREA-fulfilled."

According to market analysts, metformin is the most widely prescribed diabetes drug in the world. In the U.S. alone, approximately 50 million prescriptions for metformin were filled in 2010.

About Boston Therapeutics, Inc.
Boston Therapeutics, headquartered in Manchester, NH, (OTCQB: BTHE) is a leader in the field of complex carbohydrates. The Company's initial product pipeline is focused on developing and commercializing therapeutic molecules for diabetes: PAZAMET™, a new, chewable tablet formulation of the diabetes drug metformin hydrochloride. The Company won FDA approval to file an Abbreviated New Drug Application; SUGARDOWN®, a non-systemic chewable complex carbohydrate dietary supplement tablet designed to moderate post-meal blood glucose; PAZ320, a non-systemic chewable therapeutic compound designed to reduce post-meal glucose elevation, and IPOXYN™, an injectable anti-necrosis drug specifically designed to treat lower limb ischemia associated with diabetes. More information is available at www.bostonti.com and www.sugardown.com.

Forward-Looking Statements
Some of the statements contained in this press release that are not historical facts constitute forward-looking statements under the federal securities laws. Forward-looking statements can be identified by the use of the words "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential," "proposed," or "continue" or the negative of those terms. These statements involve risks known to the Company, significant uncertainties, and other factors, many of which cannot be predicted with accuracy and some of which may not even be anticipated, which may cause actual results, levels of activity, performance, or achievements, or our published guidance, to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by those forward-looking statements. Such risks, uncertainties and factors include, but are not limited to, the Company's ability to successfully prosecute an ANDA as well as its ability to access capital for the completion of the ANDA and continued operations and other factors detailed from time to time in the Company's filings with the United States Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements.

More information about those risks and uncertainties is contained and discussed in the Company's most recent quarterly or annual report and in the Company's other reports filed with the Securities and Exchange Commission. The forward-looking statements represent the Company's views as of the date of this press release and should not be relied upon to represent the Company's views as of a subsequent date. While the Company anticipates that subsequent events may cause the Company's views to change, the Company disclaims any obligation to update such forward-looking statements.

Contact:

Boston Therapeutics, Inc.
Anthony Squeglia
Phone: 603-935-9799
Email: anthony.squeglia@bostonti.com
www.bostonti.com

Investor Relations:
MZ Group
Scott Powell
Senior Vice President
Phone: 212-301-7130
Email: scott.powell@mzgroup.us
Web: www.mz-ir.com